UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agreement and Release with Douglas C. Rauh

As previously disclosed by Summit Materials, Inc. (the “Company”), Douglas C. Rauh will be leaving his role as Executive Vice President and Chief Operating Officer, effective December 30, 2017, the end of the Company’s fiscal year.  On December 15, 2017, Mr. Rauh entered into an Agreement and Release with Summit Materials Holdings L.P. (“Holdings”) and, solely for certain purposes specified therein, the Company, in connection with his departure from the Company (the “Agreement and Release”). The material terms of the Agreement and Release are as follows: (i) a payment of $1,100,000, payable in regular installments in accordance with Holdings’ normal payroll practices through December 31, 2019; (ii) payment of his annual bonus with respect to fiscal year 2017, payable in accordance with Holdings’ normal payroll practices for annual bonuses, without regard to his departure date; (iii) monthly COBRA health continuation coverage premiums for up to 24 months following his departure date; (iv) continued vesting of all outstanding unvested equity awards other than his performance units through the end of the Rauh Consulting Term (defined below); and (v) accelerated vesting, as of the last day of the Rauh Consulting Term, of all outstanding unvested equity awards other than his performance units, so long as the Rauh Consulting Term has not been voluntarily terminated by Mr. Rauh. Any accelerated options will not be exercisable prior to the date such options would have otherwise vested in accordance with the terms of the original award agreement, and will be exercisable for 90 days after such date, after which such options will be forfeited. A prorated portion of Mr. Rauh’s outstanding performance units will remain eligible to vest at the end of the performance period in accordance with their terms, based on actual performance.

The payments and benefits provided for in the Agreement and Release are subject to Mr. Rauh’s execution and delivery of a release of claims and his continued compliance with the non-competition, non-disparagement, non-solicitation and confidentiality covenants contained in his employment agreement. The non-disparagement (which Holdings agrees to instruct certain of its executive officers to be subject to) and confidentiality covenants each have an indefinite term and the non-competition and non-solicitation covenants each have a term of 12 months following Mr. Rauh’s December 30, 2017 departure from the Company.

Additionally, pursuant to the Agreement and Release, beginning on January 1, 2018, Mr. Rauh has agreed to provide Holdings with consulting services on a month-to-month basis, unless terminated earlier by either party with 10 business days’ prior written notice (such applicable term, the “Rauh Consulting Term”). During the Rauh Consulting Term, Mr. Rauh will be entitled to (i) a monthly consulting fee of $15,000 and (ii) (x) reimbursement of reasonable business expenses and (y) wireless internet and cellular phone expenses, in each case of (x) and (y), incurred by Mr. Rauh in connection with his consulting services.

The foregoing summary of the Agreement and Release does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Executive Severance Plan

On December 15, 2017, the Compensation Committee of the Board of the Directors of the Company approved the Executive Severance Plan (the “Plan”) with respect to Tier 1 and Tier 2 Participants (as defined below) in order to standardize severance provisions for certain executive officers that had been governed by separate legacy arrangements. The Plan provides severance benefits to certain executive officers of the Company and its affiliates in the event that an eligible employee experiences a termination of employment by the Employer without Cause (and other than due to death or disability) or by the employee as a result of a Constructive Termination (as such terms are defined in the Plan) (each, a “Qualifying Termination”).  In the event that the Qualifying Termination occurs during the two-year period beginning on the date of a change in control (each such termination, a “Qualifying Change in Control Termination”), the Plan provides enhanced severance benefits.

Each participant in the Plan (a “Participant”) is designated as a Tier 1 Participant or Tier 2 Participant, a Tier 1 Participant being the Chief Executive Officer and a Tier 2 Participant being an Executive Vice President. All of the Company’s named executive officers are Tier 2 Participants in the Plan, except for the Chief Executive Officer, who is a Tier 1 Participant. In connection with implementing the Plan, all Participants in the Plan have waived the provisions of any applicable employment agreement that would have applied under the conditions set forth under the Plan.

Under the Plan, in the event of a Qualifying Termination, Participants are provided with the following payments and benefits: (i) a pro-rata payment representing the amount otherwise payable under the annual bonus program for the fiscal year in which termination of the Participant’s employment occurs, based on actual performance and payable concurrently with cash bonus payments to other employees (but in all events prior to March 15 of the immediately following fiscal year) (a “Pro-Rata Bonus”); (ii) a cash payment of (x) for a Tier 1 Participant, 2.5 times the Participant’s annual base salary, payable over a period of 30 months, and (y) for a Tier 2 Participant, 2 times the Participant’s annual base salary, payable over a period of 24 months; and (iii) a cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the life, health, dental and disability benefit programs of the Company in which the Participant participated as of the date of termination, payable monthly in accordance with the Company’s payroll practices, (x) for a Tier 1 Participant, for up to 30 months, and (y) for a Tier 2 Participant, for up to 24 months (the “COBRA Payments”). In the event of a Qualifying Change in Control Termination, Participants are provided with the following payments and benefits: (i) a Pro-Rata Bonus; (ii) a cash payment of (x) for a Tier 1 Participant, 2.5 times the sum of the Participant’s annual base salary and target annual bonus, and (y) for a Tier 2 Participant, 2 times the sum of the Participant’s annual base salary and target annual bonus, in each case of (x) and (y), payable in a lump sum no later than the 60th day following the date of termination; and (iii) the COBRA Payments.

The payments and benefits provided under the Plan are subject to each Participant’s execution and delivery of a release of claims and each Participant’s compliance with non-competition, non-disparagement, non-solicitation and confidentiality covenants contained in each Participant’s Participation Notice and Agreement under the Plan. The non-disparagement and confidentiality covenants each have an indefinite term and the non-competition and non-solicitation covenants each have a term of 12 months following the Participant’s date of termination. Additionally, the Plan provides that if a Participant is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits the Participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Agreement and Release, dated as of December 15, 2017, between Douglas C. Rauh, Summit Materials Holdings L.P., and solely for certain purposes specified therein, Summit Materials, Inc.

10.2	Summit Materials, Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: December 21, 2017

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer